Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of EIP Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of EIP Investment Trust for the period ended June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the EIP Investment Trust for the stated period.

/s/ James Murchie James Murchie Principal Executive Officer/President	/s/ Linda Longville Linda Longville Treasurer and Principal Financial and Accounting Officer
Dated: 8/29/2018	Dated: 8/29/2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by EIP Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.